Exhibit 99.1


Medis Technologies Ltd.


[GRAPHIC OMITTED]

CONTACT:                         -OR-          INVESTOR RELATIONS COUNSEL:
Medis Technologies Ltd.                        The Equity Group Inc.
Robert K. Lifton                               Adam Prior       (212) 836-9606
Chairman & CEO                                 Devin Sullivan   (212) 836-9608
(212) 935-8484

                  MEDIS TECHNOLOGIES APPOINTS DR. ASAF BEN-ARYE
                       AS CEO OF CELL KINETICS SUBSIDIARY

New York, NY - May 4, 2006 - Medis Technologies Ltd. (NASDAQ:MDTL) ("Medis") announced today that it has appointed Asaf Ben-Arye, M.D. as President and CEO of its wholly owned subsidiary Cell Kinetics Ltd., which was established to own and commercially exploit Medis' Cellscan system.

Dr. Ben-Arye, 44, received his Medical Degree in 1992 from the Technion Israel Institute of Technology, a leading Israeli University. In 1997, Dr. Ben-Arye also received an MBA degree from Technion. Dr. Ben-Arye's broad business experience includes the position of Country Manager for General Electric
Ultrasound Israel; Desk Manager (Asia; with Elbit Medical Services which included the responsibility for establishing and operating a diagnostic medical center in India:; and as a Medical Application Specialist with Elscint, Nuclear Medicine Division. During the past four years, he founded and served as CEO of Expandis, a start-up company dealing in minimally invasive orthopedic surgical devices. Dr. Ben-Arye holds the rank of Major as senior Medical officer at the Division level in the Israeli Defense Forces Reserves.

"We count ourselves fortunate, indeed, to have someone with Dr. Ben-Arye's qualifications heading Cell Kinetics," said Robert K. Lifton, Chairman and CEO of Medis Technologies Ltd. "We are convinced that his leadership qualities, medical knowledge and expertise, and his considerable business experience in marketing, finance and product development will propel Cell Kinetics to realize its full potential. We have already filed with the FDA our proposed program for 510K-instrument certification for the CellScan and are progressing on that front. As we have stated previously, we are looking at alternative ways to establish Cell Kinetics as a separate company from Medis with its own financing and to do so in a way that will create value for Medis shareholders. This includes the possibility of establishing a "Shareholder Loyalty Program" along the lines that we have done in the past. Now, that Dr. Ben-Arye is on board, we can move forward expeditiously with that program."

The CellScan system is a state of the art static cytometer that can repeatedly and continuously monitor the fluorescence intensity and polarization of individual living cells. The capacity to precisely measure optical parameters of individual living cells such as lymphocytes over time greatly facilitates kinetic analyses of various processes in individual cells within a heterogeneous cell population. This is


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particularly useful for investigating  physiological,  clinical,  and diagnostic aspects of different types of cells, including rare cells. Potential commercial applications include personalized chemo-sensitivity, diagnostic applications, drug development applications and others.

Medis Technologies' primary focus is on direct liquid fuel cell technology. Its business strategy is to sell its products to end users through retail outlets, service providers and to the military and other markets. Medis has also developed the CellScan with many potential applications relating to disease diagnostics and chemo sensitivity. Additionally, Medis' product pipeline includes other technologies, in varying stages of development.

This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called "forward looking statements" by words such as "may," "will," "should," "expects," plans," "targets," "believes," "anticipates," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. These forward looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated. Further information regarding these and other risks is described from time to time in the Company's filings with the SEC. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

This press release is available on Medis' web site at www.medistechnologies.com.